UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2024

Star Alliance International Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	001-41792	37-1757067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2900 West Sahara Avenue, #800 Las Vegas, NV 89102
(Address of principal executive offices)

(833) 443-7827
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – Corporate Governance and Management

Item 5.02	Resignation of Director and Officer

On August 9, 2024, following a consent vote of the shareholders of the Corporation, the Board has removed Mr. Franz Allmayer as an officer and Director of the Company. Mr. Allmayer is located in Austria and has not been available for some months due to his other commitments. There was no known disagreement with Mr. Allmayer on any matter relating to our operations, policies or practices.

On August 9, 2024, Mr. Weverson Correia resigned his position as an officer and Director of the Corporation. Mr. Weverson will continue to act on behalf of the Company, as needed, on a consulting basis. There was no known disagreement with Mr. Correia on any matter relating to our operations, policies or practices.

Item 5.02	Appointment of a New Director

The Board of Directors, on August 12, 2024, appointed Mr. Anthony Anish as CEO of the Company. Mr. Anish will continue as CFO until a suitable replacement can be found to take over that position.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Alliance International Corp.

/s/ Anthony L. Anish

Anthony L. Anish
Corporate Secretary

Date: August 13, 2024

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